UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 15, 2011

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On November 15, 2011, AspenBio Pharma, Inc. (the “Company”) and Novartis Animal Health, Inc., (NAH”) executed a Termination and Settlement Agreement (“Agreement”) that provides for the termination of the existing agreements between the Company and NAH, including the Exclusive License Agreement, dated as of April 2, 2008, and amended effective April 2, 2008 and amended effective July 26, 2010, and (2) the Development Agreement, dated as of July 15, 2008 ( collectively the “Prior Agreements”).  The Prior Agreements provided an exclusive license and commercialization right to NAH to develop and launch the recombinant single-chain bovine products, BoviPure LH and BoviPure FSH.  As previously disclosed, under the terms of the Prior Agreements, NAH had the right to request a refund of the $900,000 contingent milestone payment and/or terminate the Prior Agreements if the pilot study (as defined in the Prior Agreements) was not successful.  The pilot study was completed during late 2010 and subsequently NAH informed us that preliminary pilot study results revealed that the pilot study did not demonstrate the outcomes as defined in the success criteria, and NAH had requested a refund of the $900,000 milestone payment and notified us that they wished to terminate the Prior Agreements.   Following such refund request, the Company engaged in negotiations with NAH to resolve all outstanding issues, which led to finalization of the Agreement.  During the nine months ended September 30, 2011, the remaining unachieved milestone payment of $900,000 had been reclassified from the current portion of deferred revenue into accrued expenses as a current liability.

Under the terms of the Agreement, the Company will pay to NAH the refundable $900,000 milestone payment and a negotiated amount totaling $475,000 of the Company’s portion of net shared development expenses.  The settlement amount is payable in quarterly installments commencing upon execution of the Agreement and for the following six fiscal quarters.  Upon execution of the Agreement, the Company gained access to and use of all development and research materials and protocols developed under the Prior Agreements.  All of NAH’s rights under the Prior Agreements will be terminated in full once the Company pays the settlement amount in full, and the Company and NAH have provided mutual releases to each other.

The Company will file the Agreement with its Annual Report on Form 10-K for the year ended December 31, 2011.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

None

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: November 21, 2011	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer